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                                                                    EXHIBIT 23.2
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             CONSENT OF ERNST & YOUNG LLP, INDEPENDENT ACCOUNTANTS



The Board of Directors
Infoseek Corporation:


     We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1996 Stock Option/Stock Issuance Plan and the Employee Stock Purchase Plan of Infoseek Corporation of our report dated January 16, 1998, except for Note 14, as to which the date is February 12, 1998 and Note 2, as to which the date is April 17, 1998, with respect to the consolidated financial statements and schedule of Infoseek Corporation included in its Current Report (Form 8-K/A) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.


                                                         /s/ Ernst & Young LLP
                                                         ---------------------
                                                         ERNST & YOUNG LLP




San Jose, California
August 19, 1998